[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.21

LICENSE AGREEMENT

        THIS LICENSE AGREEMENT including the Exhibits and Schedules referred to herein and attached hereto (the "Agreement"), is made and entered into as of July 27, 2001 by and between Glaxo Group Limited, a company incorporated in England and Wales, having a principal place of business located at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN, England ("GGL"), SmithKline Beecham Corporation, a Pennsylvania corporation, having a principal place of business located at One Franklin Plaza, Philadelphia, Pennsylvania, including its predecessor Glaxo Wellcome, Inc., formerly a North Carolina corporation (together "SBC"), Affymax, N.V., a corporation organized under the laws of the Netherlands, having a place of business at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN, England ("ANV"), Affymax Research Institute, a California corporation having a place of business at 3410 Central Expressway, Santa Clara, California ("ARI"), and Affymax Technologies N.V., a corporation organized under the laws of the Netherlands Antilles, having a place of business at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN, England ("ATNV"), collectively, each of GGL, SBC, ANV, ATNV and ARI, together with any successor(s) in interest, "GSK," on the one hand and Affymax, Inc., a Delaware corporation, having a place of business at 4001 Miranda Avenue, Palo Alto, California (together with any successor(s) in interest, "Affymax") on the other hand. GSK and Affymax will hereinafter be referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, Affymax desires to acquire from GSK certain assets (the "Acquisition") pursuant to and subject to the terms and conditions set forth in that certain Asset Purchase Agreement between and among the parties thereto, dated as of even date herewith (the "Asset Purchase Agreement");

        WHEREAS, since its incorporation, ARI has received its funding and has conducted its research and development activities pursuant to the terms of that certain Research and Development Agreement between ANV (being ATNV's predecessor in that role as principal in the contract research and development arrangement) and ARI, effective as of October 12, 1988 (and subsequently assigned to ATNV) (the "1988 R&D Agreement"), and that certain Research and Development Agreement between ATNV and ARI, effective as of January 1, 1990, as amended (the "1990 R&D Agreement" and together with the 1988 R&D Agreement and the assignment thereof to ATNV, the "R&D Agreements");

        WHEREAS, pursuant to the terms of the R&D Agreements all results of any research and development activities undertaken by ARI and any and all intellectual property rights relating thereto are solely owned by ATNV or its assigns;

        WHEREAS, each of GSK Group believe that, as a result of the R&D Agreements, ARI does not own any, and ATNV and its assigns own any and all, intellectual property rights in, to and under any materials, information, ideas and other subject matter, including without limitation works of authorship, inventions, products, discoveries, creations, designs, drawings, writings, schematics, technical information, processes, know-how, methods, procedures, techniques, technology, formulas, compositions, protocols, hardware, equipment, instruments or computer programs, and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto (the "R&D Technology"), made, developed, created, conceived, invented or discovered since ARI's incorporation;

        WHEREAS, Affymax wishes to assure itself that it is acquiring all rights licensed to it hereunder regardless of which of GSK owns any of such rights;

        WHEREAS, pursuant to the terms and conditions set forth in that certain Contribution and Assignment Agreement between and among the parties thereto, dated as of even date herewith (the "Contribution Agreement"), ANV, ATNV, ARI, GGL and SBC are each willing to contribute and transfer to Affymax whatever right, title and interest they may have in the rights transferred thereunder (with it being expressly acknowledged that any one or more of the foregoing may not have any such right, title and interest, and without it being implied or conceded in any way that ARI has any right, title or interest in the rights transferred thereunder, any Technology, the R&D Technology or any intellectual property rights in, to or under any of the foregoing) and to that end are willing to join as contributors in the Contribution Agreement;

        WHEREAS, pursuant to the terms and conditions set forth herein, Affymax is willing to grant to GSK Group certain licenses under certain intellectual property rights, and ANV, ATNV, ARI, GGL and SBC are each willing to grant to Affymax (and its Affiliates) certain licenses under certain intellectual property rights they may have that are necessary therefor (with it being expressly acknowledged that any one or more of the foregoing (such as ANV and ARI) may not have any such intellectual property rights, and without it being implied or conceded in any way that ARI has any such intellectual property rights) and to that end are willing to enter into this Agreement collectively;

        WHEREAS, ANV, ATNV, ARI, GGL and SBC each believe that references in the Contribution Agreement to the Affymax Business "as practiced by ARI" in Section 1.2 thereof; to technology "created, developed, discovered or invented by ARI" under Section 1.3 thereof; and similar references elsewhere in any of the Transaction Agreements (as defined in the Asset Purchase Agreement), refer entirely to ARI's research and development activities under the R&D Agreements;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.     DEFINITIONS

        As used in this Agreement, the following terms shall have the meanings indicated:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.1.  "Affiliate" shall mean any person or entity which, at Closing or at any time thereafter, is Controlled by, Controls, or is under common Control with a Party. Any person or entity which qualified as an Affiliate of a Party pursuant to the foregoing sentence, but which subsequently ceases to meet the definition of Affiliate of such Party pursuant to the foregoing sentence (the "Spun-Off Affiliate"), shall be deemed an Affiliate of such Party under this Agreement only upon the other Party's written consent. Such consent shall not unreasonably be withheld, provided, however, that such consent may be withheld in the other Party's sole discretion if the Spun-Off Affiliate, after ceasing to meet the definition of Affiliate of a Party pursuant to the first sentence hereof; is a competitor of such other Party. It is acknowledged and agreed by the Parties hereunder that Affymax is not an Affiliate of GSK and GSK is not an Affiliate of Affymax for purposes of this Agreement.

        1.2.  "AffyAgro Patents" shall mean those certain Affymax Patents set forth in Schedule D hereto and any Related Patents (as defined in Section 1.29) of or to the foregoing owned by Affymax and issued or applied for at any time.

        1.3.  "Affymetrix Agreements" shall mean that Affymax/Affymetrix Technology Transfer Agreement between ANV, ATNV, ARI, GGL and Affymetrix, Inc., having a place of business at 3380 Central Expressway, Santa Clara, CA 94051 ("Affymetrix"), effective as of October 23, 1996 (the "Affymetrix Technology Transfer Agreement"), the Agreement for Assignment of Invention Rights from Affymax Technologies N.V. to Affymetrix, Inc. between ATNV and Affymetrix, signed on April 18, 1996 (the "Affymetrix Invention Assignment Agreement"), and the Joint Interest Agreement between Affymetrix and ARI, last signed on October 21, 1998 (the "Affymetrix Joint Interest Agreement").

        1.4.  "Affymax Group" shall mean any of Affymax and their Affiliates.

        1.5.  "Affymax Licensed Compound(s)" shall mean any Compound discovered or developed by the Affymax Group or for the Affymax Group (it being understood that "for the Affymax Group" is limited to discovery or synthesis performed for the Affymax Group by a third party as part of an Affymax Group internal research project) ("Affymax Discovered Compound"); provided, however, that such Affymax Discovered Compound shall only constitute an Affymax Licensed Compound if such Compound (i) is not covered by a Species Claim of any Patent owned by the GSK Group at the time such Affymax Discovered Compound is first discovered; and (ii) does not Compete With an Indication that the GSK Group has discovered (a) for a different Compound which is within the same Genus Claim as the Genus Claim covering such Affymax Discovered Compound, and (b) after the Closing but prior to the time an Indication for such Affymax Discovered Compound has first been discovered by or for the Affymax Group.

        1.6.  "Affymax Patents" shall mean (i) any and all Patents owned by any of the Affymax Group at Closing and issued or applied for prior to the Closing, including all Patents assigned to Affymax under the Contribution Agreement, and all Patents issued and applied for with respect to invention disclosures assigned to Affymax under the Contribution Agreement, together with (ii) any Related Patents (as defined in Section 1.29) of or to the foregoing owned by the Affymax Group and issued or applied for at any time, together with (iii) any other Patents owned by any of the Affymax Group and issued or applied for at any time covering inventions conceived by or on behalf of ARI prior to the Closing.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.7.  "Affymax Trademarks" shall mean all registered and unregistered trademarks, trade dress, service marks, certification marks, collective marks, trade names, icons, logos, service marks and domain names as set forth in Exhibit 1 hereto.

        1.8.  "BEADS Compounds" shall mean the Compounds listed in and/or covered by the invention disclosures set forth in Schedule B.II.

        1.9.  "BEADS Patents" shall mean all Patents issued and applied for with respect to invention disclosures set forth in Schedule B.II.

        1.10. "Bridge Amplification Patents" shall mean those Patents set forth in Schedule B.III and all Patents issued or applied for with respect to invention disclosures set forth in Schedule B.III.

        1.11. "Broadly Enabled Technology" shall mean the technology existing prior to the Closing and assigned to Affymax under the Contribution Agreement, set forth in Schedule I.1 hereto, including without limitation the Affymax Patents covering such technology listed on Schedule I.1. Broadly Enabled Technology shall not include HTPC, tESL, encapsulation and nanowells (all as further described on Schedule I.2).

        1.12. "ChemCodes Agreement" shall mean that certain Technology License Agreement between ATNV, Glaxo Wellcome, Inc., GGL and ChemCodes, Inc., having a place of business at 3100 Tower Blvd., Suite 500, Durham, North Carolina ("ChemCodes"), effective as of June 10, 1999, as amended.

        1.13. "Closing" shall mean the day on which the closing shall take place as specified in the Asset Purchase Agreement. For purposes of this Agreement, including the interpretation hereof, and as set forth in Section 6.10 of the Contribution Agreement, all transfers, assignments, conveyances, and other transactions contemplated in the Contribution Agreement shall be deemed fully executed and effective concurrently with the Closing.

        1.14. "Compete With an Indication" shall have the following meaning: a given Compound will be deemed to Compete With an Indication of an existing Compound if (i) such given Compound's main indication (a main indication being the "Indication") is the same designated disease state as the Indication of the existing Compound, (ii) such given Compound has the same mechanism of action as the existing Compound, and (iii) the existing Compound is reasonably actively being progressed towards or through or beyond preclinical or clinical studies by the Party (itself or through or in collaboration with any third party) who discovered such existing Compound. If such existing Compound ceases to be reasonably actively progressed towards, through or beyond preclinical or clinical studies for an extended period of time (it being understood that a period of six (6) months shall be deemed an extended period of time unless the circumstances clearly require more or less time), the given Compound shall (retroactively) not be deemed to Compete With an Indication of such existing Compound.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.15. "Compound(s)" shall mean any and all molecules (of any size), including any ligands, proteins and other chemical substrates and substances.

        1.16. "Confidential Information" shall mean any and all documents, data and other materials or information, including without limitation Compounds, programs and business strategies, (whether in writing, or in oral, graphic, electronic or any other form) of any of the GSK Group or any of the Affymax Group, as applicable, that is marked or described as confidential or proprietary or that can reasonably be considered to be confidential or proprietary under the circumstances and that, before or after the Effective Date, (i) is or was disclosed (including in connection with any transfer, assignment, conveyance and other transaction under the Asset Purchase Agreement and the Contribution Agreement) by any of the GSK Group to any of the Affymax Group, (ii) is or was obtained by any of the Affymax Group through inspection or observation of any of the GSK Group's property or facilities (including ARI's facilities transferred to the Affymax Group under the Asset Purchase Agreement) or through disclosure or retention by former employees of any of the GSK Group that subsequently have become employees of any of the Affymax Group, (such information described in (i) and (ii), except for Affymax Assigned Confidential Information as defined below, being the "GSK Confidential Information"), (iii) is or was disclosed by any of the Affymax Group to any of the GSK Group, (iv) is or was obtained by any of the GSK Group through inspection or observation of any of the Affymax Group's property or facilities, or (v) was created, developed, discovered or invented by ARI prior to the Closing and assigned to Affymax by the Contributors (as defined in the Contribution Agreement) under the Contribution Agreement (specifically excluding, without limitation, any documents, data and other materials or information connected to the TPO Patents, TPO, the BEADS Compounds, or Technology or Technology Rights related thereto) (such information described in (v) being the "Affymax Assigned Confidential Information," and such information described in (iii) through (v) being the "Affymax Confidential Information"). "Discloser" shall mean (a), with respect to GSK Confidential Information, any of the GSK Group, and (b), with respect to Affymax Confidential Information, any of the Affymax Group. "Recipient" shall mean (c), with respect to GSK Confidential Information, any of the Affymax Group, and (d), with respect to Affymax Confidential Information, any of the GSK Group. "Confidential Information" shall not include any materials and other information to the extent such materials and other information (a) are or become publicly known through no wrongful act or omission of the Recipient; (b) were known by Recipient before receipt from Discloser and were obtained, derived, or created independent of any materials and information of Discloser that would constitute Confidential Information of Discloser absent this subsection (b), provided that this Subsection (b) shall not apply to Affymax Assigned Confidential Information; (c) become rightfully known to Recipient after the Closing and without confidential or proprietary restriction from a source other than Discloser that does not owe a duty of confidentiality to Discloser with respect to such materials or information; or (d) are independently developed by Recipient without the use of or reference to any Confidential Information of Discloser.

        1.17. "Control" (including "Controlled," "Controls" and other forms) as to an entity shall mean (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities of, or other ownership interest in, such entity; or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interest, by contract or otherwise).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.18. "Excluded Affymax Technology" shall mean all Affymax Confidential Information (as defined in Section 1.16) existing at Closing, including the Confidential Information assigned to Affymax under the Contribution Agreement, except for (a) the chemical structure of GSK Licensed Compounds, (b) information related to the synthesis of GSK Licensed Compounds, (c) limited structure/activity relationship data ("SAR") consisting solely of primary assay data.

        1.19. "Generic Claim(s)" shall mean generally applicable claims within the TPO Patents which are not primarily directed to TPO itself, the BEADS Compounds, or to any pegylated versions of the foregoing Compounds, such Generic Claims to include Genus Claims and claims covering the PEG Technology. By way of example, the Generic Claims include the claims listed on Exhibit 3.A, but exclude the claims listed on Exhibit 3.B.

        1.20. "Genus Claim(s)" shall mean a claim in a Patent covering a family of related Compounds or otherwise referencing a general description of a category of Compounds.

        1.21. "GSK Group" shall mean any of GSK and their Affiliates.

        1.22. "GSK Licensed Compound(s)" shall mean any Compounds discovered or developed by the GSK Group or for the GSK Group (it being understood that "for the GSK Group" is limited to discovery or synthesis performed for the GSK Group by a third party as part of a GSK Group internal research project) ("GSK Discovered Compound"); provided, however, that such GSK Discovered Compound shall only constitute a GSK Licensed Compound if such Compound (i) is not one of the discrete Compounds currently claimed in methods of therapeutic use, as listed on Schedule H hereto; (ii) is not a PTP Compound; (iii) is not covered by a Species Claim of any Patent owned by the Affymax Group at the time such GSK Discovered Compound is first discovered; and (iv) does not Compete With an Indication that the Affymax Group has discovered (a) for a different Compound which is within the same Genus Claim as the Genus Claim covering such GSK Discovered Compound, and (b) after the Closing but prior to the time an Indication for such GSK Discovered Compound has first been discovered by or for the GSK Group.

        1.23. "GSK Patents" shall mean (i) any and all Patents owned by GSK at Closing and issued or applied for prior to the Closing, together with (ii) any Related Patents (as defined in Section 1.29) of or to the foregoing owned by GSK and issued or applied for at any time.

        1.24. "GSK Rights" shall mean the rights set forth in Schedule F.1, to the extent GSK has the right to license such rights as contemplated in this Agreement. After a reasonably diligent inquiry, GSK has determined that GSK's rights to license such rights are subject to the limitations as set forth in Schedule F.2.

        1.25. "Libraries" shall mean any distinct collection or grouping of Compounds.

        1.26. "Maxygen Agreement" shall mean that certain Affymax/Maxygen Technology Transfer Agreement between ATNV, GGL and Maxygen, Inc., effective as of February 1, 1997, as amended by that certain Modification to Affymax/Maxygen Technology Transfer Agreement between ATNV, GGL and Maxygen, Inc., effective as of March 1, 1998.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        1.27. "Molecular Imaging Patents" shall mean those Patents listed in Schedule E to this Agreement.

        1.28. "Other GSK Compounds" shall mean a GSK Discovered Compound (as defined in Section 1.22) that does not meet the definition of GSK Licensed Compound.

        1.29. "Patent(s)" shall mean (i) all patents, inventor's certificates and patent applications, including without limitation patent applications under the Patent Cooperation Treaty and the European Patent Convention, and abandoned patent applications throughout the world, together with (ii) any renewal, division, continuation (in whole or in part), or continued prosecution application of any of such patents, inventor's certificates and patent applications, and any and all patents or inventor's certificates issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidation, revisions, and additions of or to any of the foregoing, and any foreign counterparts of any of the foregoing and any other patents and patent applications claiming priority back to any of the foregoing (all of (ii) collectively being "Related Patents").

        1.30. "PEG Technology" shall mean the pegylation technology claimed by the Patents listed in Schedule B I.

        1.31. "PTP Compound(s)" shall mean (a) Compound(s) that has (have) a significant mechanism of action that is the inhibition or activation of a protein tyrosine phosphatase.

        1.32. "Species Claim(s)" shall mean a claim in a Patent covering only one distinct and precisely identifiable Compound, without also covering any analogs or derivatives of such Compound nor other Compounds in the same family as such Compound.

        1.33. "Technology" shall mean any and all technical information, invention disclosures, know-how, processes, procedures, methods, formulas, protocols, techniques, compositions, software, hardware, instruments, documents, works of authorship, notebooks, data and other materials and information, including any of the foregoing which are useful for the practice, commercialization and utilization of inventions claimed in the Affymax Patents or the GSK Patents, as the case may be, in all such cases which are owned or otherwise controlled by a Party.

        1.34. "Technology Rights" shall mean all intellectual property and proprietary rights and interests in, to and under Technology, including trade secret rights and copyrights, but in any event excluding any patent rights and any trademark rights.

        1.35. "TPO" shall mean Compounds exhibiting activity mimetic to thrombopoitein for stimulating megakaryocytes to cause the maturation of platelets.

        1.36. "TPO Patents" shall mean those certain GSK Patents set forth in Schedule B.I hereto and any Related Patents (as defined in Section 1.29) of or to the foregoing owned by GSK and issued or applied for at any time.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.     LICENSES

  2.1.    Licenses to GSK Group.

          2.1.1. General Research Patent License.    Affymax hereby grants to the GSK Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under the Affymax Patents to conduct any internal research and development activities (including malting and using any materials, products or other subject matter or information, and practicing any method or process, covered by the Affymax Patents in connection with such internal research and development). The foregoing license shall be without any right to sublicense to third parties under the Affymax Patents, including without limitation for screening for Compounds that modulate protein/protein interactions; provided, however, that academic third parties, contract research organizations and other parties in a fee-for-service relationship with the GSK Group who are conducting all or part of a research and development project on the GSK Group's behalf may exercise the rights granted to the GSK Group in the foregoing license solely in connection with such research and development activities. The license granted in this Section 2.1.1 shall remain in effect until no patent applications within the Affymax Patents are pending and thereafter for the lives of the Affymax Patents, anywhere in the world.

          2.1.2. Unblocking License for GSK Licensed Compounds.    Affymax hereby grants to the GSK Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under the Affymax Patents, to make, have made, use, sell, have sold, offer to sell, import and otherwise commercialize and exploit any GSK Licensed Compounds. The GSK Group shall have no right to sublicense the foregoing rights, except that GSK Group shall have the right to sublicense the foregoing rights solely in connection with GSK Group's development and commercialization of GSK Licensed Compounds or in connection with the out-licensing or assignment of GSK Licensed Compounds, provided that the GSK Group shall have no rights to provide any Excluded Affymax Technology to any such sublicensee in accordance with Section 2.1.3. The license granted in this Section 2.1.2 shall remain in effect until no patent applications within the Affymax Patents are pending and thereafter for the lives of the Affymax Patents, anywhere in the world.

          2.1.3. Technology Licenses.    Affymax hereby grants to the GSK Group a perpetual, irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under all of the Affymax Group's Technology Rights in, to, and under any Technology disclosed to or otherwise known, or possessed by the GSK Group (including within the knowledge of any GSK Group employee) prior to the Closing to (i) use and practice such Technology, including the right to make, use, import, reproduce, prepare derivatives based upon and otherwise modify such Technology, in connection with any internal research and development activity, and (ii) to use and practice such Technology, including the right to make, use, import, reproduce, prepare derivatives based upon and otherwise modify, distribute, and otherwise exploit such Technology in connection with exercising any of the rights licensed to the GSK Group in Section 2.1.2. The GSK Group may only sublicense such rights (except for any rights in Excluded Affymax Technology) (a) to third parties in connection with any permitted sublicense granted in Section 2.1.2, it being understood that the GSK Group has no right to disclose the Excluded Affymax Technology to such sublicensee, and (b) to academic third parties, contract research organizations and other parties in a fee-for-service relationship with the GSK Group who are conducting all or part of a research and development project on the GSK Group's behalf and who may exercise the rights granted to the GSK Group in the foregoing license solely in connection with such research and development activities.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          2.1.4. License to Enhancements of Broadly Enabled Technology.    Affymax hereby grants to the GSK Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under any Patents owned by the Affymax Group which cover any improvements or enhancements to the Broadly Enabled Technology or any improvements or enhancements which are covered by the Patents within the Broadly Enabled Technology as listed in Schedule I.1, in all such cases invented (conceived and reduced to practice) by or for the Affymax Group within three (3) years after the Closing, solely to conduct any internal research and development activity with such improvements and enhancements (including making and using such improvements and enhancements, and practicing any method or process involved in such improvement or enhancement in connection with such internal research and development). The foregoing license shall be without any right to sublicense to third parties, including for screening for Compounds that modulate protein/protein interactions; provided, however, that academic third parties, contract research organizations and other parties in a fee-for-service relationship with the GSK Group who are conducting all or part of a research and development project on the GSK Group's behalf may exercise the rights granted to the GSK Group in the foregoing license solely in connection with such research and development activities. The license granted in this Section 2.1.4 shall remain in effect for at least three (3) years after the Closing and thereafter until no patent applications within the Patents licensed above arc pending and thereafter for the lives of the Patents licensed above, anywhere in the world. Nothing in this Section 2.1.4 shall create an obligation for the Affymax Group to disclose any such improvements or enhancements to the Broadly Enabled Technology to the GSK Group.

          2.1.5. Option.    The GSK Group shall have, for a period of one year from the Closing an option to obtain, without any additional consideration, the royalty-free exclusive commercialization rights under the AffyAgro Patents in the field of crops and crop pest control, including the right to sublicense the rights obtained by the GSK Group upon exercise of the foregoing option, only in connection with any transaction by the GSK Group involving the AffyAgro Patents. In addition to its other rights to the AffyAgro Patents, the Affymax Group will retain a research license in the same field if this option is exercised, such research license to be without the right to sublicense; provided, however, that academic third parties, contract research organizations and other parties in a fee-for-service relationship with the Affymax Group who are conducting all or part of a research and development project on the Affymax Group's behalf may exercise the rights retained by the Affymax Group under such research license solely in connection with such research and development activities.

  2.2.    Licenses to the Affymax Group.

          2.2.1. Research License Under Generic Claims.    Subject to GSK Group's retained rights set forth in Section 3.2 below, GSK hereby grants to the Affymax Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), co-exclusive (with the GSK Group) license, including the right to sublicense to academic third parties, contract research organizations and other parties in a fee-for-service relationship with the Affymax Group who are conducting all or part of a research and development project on the Affymax Group's behalf solely in connection with such research and development activities under the Generic Claims within the TPO Patents to conduct any internal research and development activities (including making and using any materials, products or other subject matter or information, and practicing any method or process, covered by the Generic Claims within the TPO Patents in connection with such internal research and development). The license granted in this Section 2.2.1 shall remain in effect until no patent applications within the TPO Patents are pending and thereafter for the lives of the TPO Patents, anywhere in the world.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          2.2.2. Exclusive License for Affymax Licensed Compounds.    Subject to GSK Group's retained rights set forth in Section 3 below, GSK hereby grants to the Affymax Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), exclusive (subject to Section 3.2) license under the Generic Claims within the TPO Patents and under the BEADS Patents, to make, have made, use, sell, have sold, offer to sell, import and otherwise commercialize and exploit any Affymax Licensed Compounds (including the right to use the PEG Technology with such Affymax Licensed Compounds). The Affymax Group shall have no right to sublicense the foregoing rights, except that Affymax Group shall have the right to sublicense the foregoing rights solely in connection with Affymax Group's development and commercialization of Affymax Licensed Compounds or in connection with the out-licensing or assignment of Affymax Licensed Compounds. The license granted in this Section 2.2.2 shall remain in effect until no patent applications within the TPO Patents are pending and thereafter for the lives of the TPO Patents, anywhere in the world.

          2.2.3. Commercialization License to PEG Technology.    Subject to GSK Group's retained rights set forth in Section 3.2 below, GSK hereby grants to the Affymax Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), exclusive (subject to Section 3.2) license, with full rights to sublicense, under the Generic Claims within the TPO Patents, to make, have made, use, sell, have sold, offer to sell, import and otherwise commercialize and exploit the PEG Technology. The license granted in this Section 2.2.3 shall remain in effect until no patent applications within the TPO Patents are pending and thereafter for the lives of the TPO Patents, anywhere in the world.

          2.2.4. Technology License.    GSK hereby grants to the Affymax Group a perpetual, irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under all of GSK's Technology Rights in, to, and under the Technology that is necessary to practice the rights under the TPO Patents granted to the Affymax Group in this Agreement, to use and practice such Technology, including the right to make, use, import, reproduce, prepare derivatives based upon and otherwise modify, distribute, and otherwise exploit such Technology for such purpose.

          2.2.5. Research License Under GSK Rights, Molecular Imaging Patents, BEADS Patents, Bridge Amplification Patents and US Patent [*].    GSK hereby grants to the Affymax Group a perpetual, irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license, without the right to sublicense, under the GSK Rights, the Molecular Imaging Patents, the BEADS Patents, the Bridge Amplification Patents and US Patent [*] (with foreign equivalents, if any) to conduct any internal research and development activities (including making and using any materials, products or other subject matter or information, and practicing any method or process, covered by the GSK Rights in connection with such internal research and development). The foregoing license shall be without any right to sublicense to third parties; provided, however that academic third parties, contract research organizations and other parties in a fee-for-service relationship with the Affymax Group who are conducting all or part of a research and development project on the Affymax Group's behalf may exercise the rights granted to the Affymax Group in the foregoing license (including the right to screen for Compounds that modulate protein/protein interactions) solely in connection with such research and development activities.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          2.2.6. License to Enhancements of Broadly Enabled Technology.    GSK hereby grants to Affymax Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), non-exclusive license under any Patents owned by any of the GSK Group which cover any improvements or enhancements to the Broadly Enabled Technology or any improvements or enhancements which are covered by the Patents within the Broadly Enabled Technology as listed in Schedule I.1, in all such cases invented (conceived and reduced to practice) by or for any of the GSK Group within three (3) years after the Closing, solely to conduct any internal research and development activity with such improvements and enhancements (including making and using such improvements and enhancements, and practicing any method or process involved in such improvement or enhancement in connection with such internal research and development). The foregoing license shall be without any right to sublicense to third parties; provided, however that academic third parties, contract research organizations and other parties in a fee-for-service relationship with the Affymax Group who are conducting all or part of a research and development project on the Affymax Group's behalf may exercise the rights granted to the Affymax Group in the foregoing license solely in connection with such research and development activities. The license granted in this Section 2.2.6 shall remain in effect for at least three (3) years after the Closing and thereafter until no patent applications within the Patents licensed above are pending and thereafter for the lives of the Patents licensed above, anywhere in the world. Nothing in this Section 2.2.6 shall create an obligation for any of the GSK Group to disclose any such improvements or enhancements to the Broadly Enabled Technology to Affymax Group.

          2.2.7. Commercialization License Under the US Patent [*].    Subject to GSK Group's retained rights set forth in Section 3 below, GSK hereby grants to the Affymax Group an irrevocable, royalty-free, fully paid up, worldwide, non-transferable (except as provided in Section 9.6), exclusive (subject to Section 3.2) license under the US Patent [*] (with foreign equivalents, if any) to make, have made, use, sell, have sold, offer to sell, import and otherwise commercialize and exploit any Affymax Licensed Compounds (including the right to use the PEG Technology with such Affymax Licensed Compounds) in all fields other than (and expressly excluding) the GSK Retained Field. The "GSK Retained Field" shall consist of the exclusive rights, with full rights to sublicense, (a) to make, use, sell, offer to sell, import and otherwise commercialize and exploit the BEADS Compounds and TPO (each together with any pegylated versions thereof), and (b) to use the PEG Technology with such BEADS Compounds and TPO (and with any pegylated versions thereof). The Affymax Group shall have no right to sublicense the rights granted in the first sentence hereof, except that Affymax Group shall have the right to sublicense such rights solely in connection with Affymax Group's development and commercialization of Affymax Licensed Compounds or in connection with the out-licensing or assignment of Affymax Licensed Compounds. The license granted in this Section 2.2.7 shall remain in effect for the life of the US Patent [*] (with foreign equivalents, if any), anywhere in the world.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          2.2.8. Exclusions.    Notwithstanding anything to the contrary in this Agreement, all rights and licenses granted to the Affymax Group hereunder shall exclude any rights, and the Affymax Group shall have no rights, under the Patents set forth in Exhibit 6.A with respect to the [*] and/or [*] compounds as defined in Exhibit 6.B and related technology, know-how, data information and results described in Exhibit 6.C (the "Systemix Licensed Products") in the field of ex-vivo cell therapy and ex-vivo gene therapy including ex vivo and extra-corporal uses where the primary intended activity of the Systemix Licensed Products is ex vivo and any residuals thereof which may be introduced in vivo have no significant medical or therapeutic benefits, but excluding all parenteral or in vivo uses of the Systemix Licensed Products.

  2.3.    Licenses in Connection With Third Party Agreements.

          2.3.1. Licenses in Connection With ChemCodes Agreement.    Affymax hereby grants to GSK Group (i) a limited nonexclusive, worldwide, royalty-free, license (with the right to sublicense) under the Affymax Patents and all of the Affymax Group's Technology Rights to make, have made, use, sell, distribute, develop, create, offer for sale, import, and have imported only Encoded Resins, Chemistry Databases and Catalyst Databases (all as defined in the ChemCodes Agreement), such license to be limited to be solely as necessary for the GSK Group to exercise its rights and perform its obligations under the ChemCodes Agreement, and (ii) an exclusive, worldwide, royalty-free license (with the right to sublicense and authorize sublicenses) under all of the Affymax Group's Technology Rights to make, have made, use, sell, distribute, develop, create, offer for sale, import, and have imported Chemistry Databases and Catalyst Databases (as defined in the ChemCodes Agreement), such license to be limited to be solely as necessary for the GSK Group to exercise its rights and perform its obligations under the ChemCodes Agreement.

          2.3.2. License in Connection with Maxygen Agreement.    Affymax hereby grants to GSK Group (i) a perpetual, worldwide, royalty-free, non-exclusive license (with the right to sublicense but not to authorize further sublicensing) under the Affymax Patents and all of the Affymax Group's Technology Rights, provided that use of the Patents licensed in the foregoing shall be restricted to peptide sequences equal to or longer than [*] amino acids, such license to be limited to be solely as necessary for the GSK Group to exercise its rights and perform its obligations under the Maxygen Agreement, and (ii) a perpetual, worldwide, royalty-free, non-exclusive license (with the right to sublicense but not to authorize further sublicensing) under the Affymax Patents and all of the Affymax Group's Technology Rights, to make, have made, and use Licensed Improvements (as defined in the Maxygen Agreement) for Maxygen's Internal Research Purposes (as defined in the Maxygen Agreement) only, such license to be limited to be solely as necessary for the GSK Group to exercise its rights and perform its obligations under the Maxygen Agreement.

          2.3.3. License and Covenants in Connection with Affymetrix Technology Transfer Agreement.

            2.3.3.1. License to GSK Group.    Affymax hereby grants to GSK Group a perpetual, worldwide, royalty-free, exclusive license (with the right to sublicense and to authorize further sublicensing) under the Affymax Patents and all of the Affymax Group's Technology Rights, to make, have made, use or sell the inventions claimed in the Shuffling Patents (as defined in the Affymetrix Technology Transfer Agreement) in the Affymetrix Field (as defined in the Affymetrix Technology Transfer Agreement), such license to be limited to be solely as necessary for the GSK Group to exercise its rights and perform its obligations under the Affymetrix Technology Transfer Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

            2.3.3.2. Covenant by Affymax.    Affymax shall promptly pay to the GSK Group, and indemnify the GSK Group from, any and all royalties payable by the GSK Group to Affymetrix under Section 6.6 of the Affymetrix Technology Transfer Agreement as a result of Affymax's licensing, assignment, successful enforcement or otherwise deriving revenues from, or obtaining consideration for, or otherwise acting with respect to the Phage Display Patents and Applications (as defined in the Affymetrix Technology Transfer Agreement).

          2.3.4. Licenses With Respect to Other Third Party Agreements.

            2.3.4.1. License to the GSK Group.    Affymax hereby grants to the GSK Group, under the respective third party's rights, solely to the extent it has the right to do so, a license that has the same scope (with respect to time, territory, substance and otherwise), or that approaches, to the greatest extent possible according to Affymax's rights to grant such license, the same scope (with respect to time, territory, substance and otherwise) as any and all licenses or rights granted to any of the GSK Group under (i) that certain License Agreement between ATNV and AHP Manufacturing B.V. ("ARP"), dated February 24, 1994; that certain Research and Development Agreement between ATNV and AHP, effective as of September 1, 1996; and that certain Research and Development Agreement between ATNV, GGL and AHP, effective as of September 1, 1996, as modified by that certain Modification to Research and Development Agreement between ATNV, GGL and AHP, (ii) that certain Research and Development Agreement between ANV and The R.W. Johnson Pharmaceutical Research Institute, effective as of April 2, 1992, (iii) that certain Research and Development Agreement between ANV and Marion Merrell Dow, Inc. ("MMD"), effective as of May 10, 1991, as amended by that certain letter from Gordon Ringold to Richard Jackson, dated July 20, 1992, as further amended by that certain letter signed by Harry Pedersen and John Diekman, dated June 8, 1995, as further amended by that certain Second Modification to Research and Development Agreement between ANV and MMD effective as of June 15, 1995, as further amended by that certain Third Modification to Research and Development Agreement between ANV and MMD, last signed July 19, 1996, (iv) that certain Partnership Agreement between ARI and ALZA Corporation ("ALZA"), entered into as of November 18, 1991, as amended by that certain Amendment No. 1 to Restated Partnership Agreement between ARI and ALZA, entered into as of June 1, 1993, and (v) that certain letter agreement between ATNV and COR Therapeutics, Inc., dated as of August 17, 1990. Notwithstanding anything to the contrary in the foregoing, with respect to the agreements described in (ii) and (iii) above, the foregoing license shall be limited to the same scope as the licenses granted to the GSK Group pursuant to Sections 2.1.1, 2.1.2 and 2.1.3 of this Agreement.

            2.3.4.2. License to the Affymax Group.    GSK hereby grants to the Affymax Group, under the respective third party's rights, solely to the extent it has the right to do so, a license that has the same scope (with respect to time, territory, substance and otherwise), or that approaches, to the greatest extent possible according to GSK's rights to grant such license, the same scope (with respect to time, territory, substance and otherwise) as any and all licenses or rights granted to ARI under (i) the Affymetrix Agreements, (ii) the Maxygen Agreement, and (iii) the ChemCodes Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  2.4.    Procedure to Confirm Unblocking License.

          2.4.1. Confirmation Request.    To confirm whether, with respect to a Party's Affymax Discovered Compound or a GSK Discovered Compound, as applicable, the requirements set forth in Section 1.5(ii) (with respect to Affymax Discovered Compounds) and/or 1.22(iv) (with respect to GSK Discovered Compounds) (the "Requirements") are met, such Party (the "Requesting Party") may, at any time, request in writing (the "Request") a written statement from the other Party (the "Responding Party"), whether in the Responding Party's opinion the Requirements are met (the "Response"). The Request shall include all information reasonably necessary for the Responding Party for its Response and the Response shall include the reasons therefor and the facts (including the relevant Compound) on which it is based. If the Responding Party states in its Response that it is of the opinion that the Requirements are met, the Requirements shall be deemed met. If the Responding Party does not provide a Response within sixty (60) days from receipt of the Request, the Requesting Party may reiterate the Request. If the Responding Party does not provide a Response within fifteen (15) days from receipt of such reiterated Request, the Requirements shall be deemed met. If the Responding Party states in its Response that it is of the opinion that the Requirements are not met, the Parties shall enter into discussions in good faith to resolve the controversy.

          2.4.2. Arbitration, Scope.    In the event the Requesting Party and the Responding Party cannot reach agreement within sixty (60) days from entering into discussions pursuant to the foregoing or the Requesting Party does not agree with the Responding Party's statements and/or conclusions in the Response, any controversy with respect to the issue whether the Requirements are met (the "Issue") shall, upon request by either the Requesting Party or the Responding Party, be settled by arbitration as set forth herein (the "Arbitration"). Arbitration shall be limited to the Issue. Nothing herein shall limit the Parties in pursuing any remedies or bringing any cause of action (other than the determination of the Issue) in any court of competent jurisdiction.

          2.4.3. Locale, Rules.    The Arbitration shall be conducted in Chicago, Illinois. The Arbitration shall be administered by the American Arbitration Association ("AAA") under its commercial arbitration rules (the "Rules") then prevailing as modified herein.

          2.4.4. Arbitrator.    A single impartial arbitrator shall be utilized (the "Arbitrator"). The Arbitrator shall be selected in accordance with the Rules. The Arbitrator shall have an advanced degree in a life sciences discipline and at least ten (10) years of experience in the discovery and development of human pharmaceuticals.

          2.4.5. Discovery, Proceedings.    The Responding Party and the Requesting Party shall be entitled to discover all documents and other information to the limited extent necessary for a full understanding of the facts relevant to determine the Issue. The Responding Party and the Requesting Party may use all methods of discovery provided for in the Federal Rules of Civil Procedure. Notwithstanding the foregoing, the Responding Party and the Requesting Party and the Arbitrator shall use their reasonable best efforts to avoid any unnecessary discovery, and otherwise conduct all discovery and proceedings in an effective, efficient, expeditious and economical manner. The Arbitrator shall have discretion to limit the scope and timing of discovery and to streamline the procedure in order to resolve the Issue in a fair and equitable manner within the agreed upon time limit as set forth in Section 2.4.6. All issues concerning discovery upon which the Responding Party and the Requesting Party cannot agree will be submitted to the Arbitrator for determination.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

          2.4.6. Decision.    No later than forty-five (45) days after the arbitration request, the Arbitrator shall render a decision. The decision rendered by the Arbitrator shall be final (subject only to an appeal as set forth in Section 2.4.7) and, if not appealed within the time frame set forth in Section 2.4.7, binding upon both Parties and judgment upon the binding decision may be entered by any court having jurisdiction thereof. As part of the Arbitrator's decision, the Arbitrator shall issue an arbitral opinion with a statement of the reasons for his or her decision. The Arbitrator shall limit the opinion to the Issue. In no event shall the opinion include any statements with respect to the validity or infringement of any patent

          2.4.7. Appeal.    If either the Responding Party or the Requesting Party is dissatisfied with the decision of the Arbitrator, such dissatisfied Party (the "Appealing Party") may appeal the Arbitrator's decision to a panel of three appellate arbitrators (the "Appeal Panel") by filing a notice of appeal with the AAA and the other Party within ten (10) days of the filing of the Arbitrator's decision. The Responding Party and the Requesting Party shall each appoint one member of the Appeal Panel within ten (10) days of the filing of the appeal and the third member (which shall be the chair of the Appeal Panel) shall be selected by the first two members within ten (10) days after both such members have been appointed. Each member of the Appeal Panel shall meet the requirements set forth in Section 2.4.4. The Arbitrator may not be a member of the Appeal Panel. Any member of the Appeal Panel who is not appointed within the time period set forth above shall be selected in accordance with the Rules. The Appealing Party shall have the right to submit a written brief not to exceed thirty-five (35) pages upon filing its appeal stating the reasons why the decision of the Arbitrator should be reversed or modified. The Party responding to the Appealing Party's brief may file a response within ten (10) days after receiving the appeal brief (the "Response Period"), not to exceed thirty-five (35) pages. The Appeal Panel shall decide solely upon the Issue and shall render its decision no later than sixty (60) days after expiration of the Response Period. At the discretion of the Appeal Panel, limited discovery shall be allowed and evidence related thereto shall be permitted in the appeal. The Appeal Panel shall have discretion to review any evidence before the Arbitrator and to streamline the procedure in order to resolve the Issue in a fair and equitable manner within the agreed upon time limit (including requiring the Parties to submit additional briefs or conducting oral hearings). The decision of the Appeal Panel shall be final and binding upon the Parties and judgment upon the appeal decision may be entered by any court having jurisdiction thereof. As part of the Appeal Panel's decision, the Appeal Panel shall issue an opinion with a statement of the reasons for their decision. The Appeal Panel shall limit the opinion to the Issue. In no event shall the Appeal Panel's opinion contain any statements with respect to the validity or infringement of any patent.

          2.4.8. Confidentiality.    All information disclosed or produced in the Request and Response and during the course of the discussions and the Arbitration shall be deemed Confidential Information of the disclosing Party or of both Parties, as applicable, and shall be kept confidential between the Parties.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.     OWNERSHIP; RESERVATION OF RIGHTS.

        3.1.  GSK Reserved Rights.    Affymax acknowledges and agrees that the GSK Group retains all right, title and interest in, to and under the GSK Patents (including the Molecular Imaging Patents), the BEADS Patents, the Bridge Amplification Patents, the TPO Patents and any Technology and Technology Rights owned by the GSK Group (collectively the "GSK Property"), subject only to the licenses expressly granted herein and those rights expressly granted to Affymax in the Contribution Agreement. Except as expressly provided herein and in the Contribution Agreement, the Affymax Group is granted no right, title or interest in, to or under the GSK Property.

        3.2.  Retained Rights under TPO Patents and BEADS Patents.    Notwithstanding anything to the contrary in this Agreement, the GSK Group retains and shall have the exclusive rights, without any restrictions on license, under the TPO Patents and the BEADS Patents (a) to make, use, sell, offer to sell, import and otherwise exploit TPO and the BEADS Compounds (together with any pegylated versions thereof), (b) to use the PEG Technology with such TPO and BEADS Compounds, and (c) otherwise with respect to all claims in the TPO Patents which do not qualify as Generic Claims. Notwithstanding anything to the contrary in this Agreement, the GSK Group retains and shall have the co-exclusive (with the Affymax Group) right under the Generic Claims within the TPO Patents and under the US Patent [*] (with foreign equivalents, if any) to conduct any internal research and development activities (including making and using any materials, products or other subject matter or information, and practicing any method or process, covered by the TPO Patents in connection with such internal research and development), including the right to sublicense to academic third parties, contract research organizations or other parties in a fee-for-service relationship with the GSK Group who are conducting all or part of a research and development project on the GSK Group's behalf solely in connection with such research and development activities. Notwithstanding anything to the contrary in this Agreement, the GSK Group retains and shall have a non-exclusive right under the Generic Claims within the TPO Patents and under the US Patent [*] (with foreign equivalents, if any) to make, have made, use, sell, have sold, offer to sell, import and otherwise commercialize and exploit any GSK Discovered Compounds, together with the right to sublicense such rights solely in connection with the GSK Group's development and commercialization of GSK Discovered Compounds (including any pegylated versions thereof) or in connection with the out-licensing or assignment of such GSK Discovered Compounds (including the right to use the PEG Technology with such GSK Discovered Compounds).

        3.3.  Affymax Reserved Rights.    With respect to this Agreement, GSK acknowledges and agrees that the Affymax Group retains all right, title and interest in, to and under the Affymax Patents and any Technology and Technology Rights owned by the Affymax Group (collectively the "Affymax Property"), subject only to the licenses expressly granted herein. Except as expressly provided herein, the GSK Group is granted no right, title or interest in, to or under the Affymax Property under this Agreement.

        3.4.  Items in Possession.    Subject to the rights and restrictions granted and set forth in this Agreement, each of the GSK Group and the Affymax Group may retain possession of any Technology (including any Compound; peptide; instruments, software, phage and Libraries) that are in the possession or known by, the GSK Group or the Affymax Group, respectively, at Closing. All transfers, assignments, conveyances, and other transactions of any Technology (including any Compounds, peptides, instruments, software, phage and Libraries) to Affymax contemplated in the Asset Purchase Agreement shall be deemed fully executed and effective for purposes of Section 3.4 of this Agreement, including the interpretation thereof; concurrently with the Closing. Neither possession nor anything in this Section 3.4 shall confer any rights in, to or under any Patents or any Technology Rights other than as expressly set forth in this Agreement and the Contribution Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        3.5.  No Restriction.    Nothing herein shall restrict the GSK Group and the Affymax Group from protecting any of their respective Technology or inventions under any patent or any other intellectual or industrial property laws after the Closing, and each of the GSK Group and the Affymax Group shall own all right, title and interest in, to and under such Technology and inventions and any related Patents and Technology Rights, subject only to the rights of the Affymax Group, or the GSK Group, respectively, as expressly set forth herein.

4.     ADDITIONAL COVENANTS AND OBLIGATIONS

        4.1.  Rights to Other GSK Compounds.    With respect to Other GSK Compound, the Parties shall, upon GSK's request, negotiate in good faith the terms and conditions of a license to GSK Group, under the Affymax Patents, to make, sell, offer to sell, import and otherwise commercialize and exploit such Other GSK Compounds.

        4.2.  Right of First Notification.    If the Affymax Group, after the Closing, identifies any Compounds as having a therapeutic use and being a lead compound to be commercialized by the Affymax Group with a partner or out-license for commercialization ("Therapeutic Lead Compound"), Affymax will, before formally engaging in negotiations with any third party with respect to the commercialization of such Therapeutic Lead Compound, provide to GSK written notice of its intent to commercialize such Therapeutic Lead Compound together with a third party and a non confidential description of such Therapeutic Lead Compound. If, upon such notice, GSK expresses an interest in entering into discussions or negotiations with respect to the commercialization of such Therapeutic Lead Compound, the Parties shall enter into and conduct respective non-exclusive discussions or negotiations in good faith, unless such Therapeutic Lead Compound competes with any ongoing GSK program. Notwithstanding anything to the contrary in this Agreement, the Parties' obligations pursuant to this Section 4.2 shall terminate three (3) years after the Closing or upon an initial public offering of shares of Affymax, whichever occurs earlier.

        4.3.  Access to Facilities.    To the extent that, despite reasonable efforts, the GSK Group was unable to secure possession reasonable amounts of Compounds, peptide and phage and other Libraries, peptides and phages located in ARI's facilities prior to the Closing, the Affymax Group will provide GSK Group personnel reasonable access to its facilities, for a period of thirty (30) days after the Closing and at the GSK Group's expense, to complete the GSK Group's efforts to take possession of such reasonable amounts. Any access and taking of possession pursuant to the foregoing shall be carried out in a reasonable manner and without material disruption or diversion of Affymax's business operations. Notwithstanding the foregoing, the GSK Group shall have an unlimited and unrestricted right to access, and take possession of any items or other materials or information located in, the facilities located at 3410 Central Expressway, Santa Clara, California, whether before or after the Closing.

        4.4.  Confirmation of Schedule H.    The Parties shall, as soon as practicable after execution of this Agreement, in good faith review Schedule H hereto to confirm whether all Compounds listed thereon are discrete Compounds currently claimed in methods of therapeutic use as set forth in Section 1.22(i). With respect to Compounds that do not meet such requirements, or otherwise as appropriate, the Parties shall amend Schedule H.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.     TRADEMARKS

        5.1.  License Grant.    Affymax hereby grants to the GSK Group, under the rights the Affymax Group has or may have in, to and under the Affymax Trademarks, a non-transferable (except as provided in Section 9.6), non-sublicensable, non-exclusive, worldwide license to use and display the Affymax Trademarks solely in connection with the preparation of any legal documents or scientific papers or the attribution of scientific results, sources of information, services or products of the Affymax Group. Further, Affymax hereby grants to the GSK Group, under the rights the Affymax Group has or may have in, to and under the Affymax Trademarks, a non-transferable (except as provided in Section 9.6), non-sublicensable, non-exclusive, worldwide license to use and display the trade names "Affymax Research Institute," "Affymax N.V." and "Affymax Technologies N.V." solely to the extent necessary to operate or wind up ARI's, ANV's and ATNV's affairs (or until such time as such entity changes its name or ceases to exist), provided, however, that GSK shall not use such trade names to identify any goods or services in commerce or intended for use in commerce. All rights of the Affymax Group in, to and under the Trademarks not expressly granted under this Section 5.1 are reserved by Affymax.

        5.2.  Reservation of Rights.    GSK acknowledges that the Affymax Group is the sole owner of all right, title and interest in and to the Affymax Trademarks, and that the GSK Group has not acquired, and shall not acquire, any right, title or interest in or to the Affymax Trademarks except the limited right to use such Affymax Trademarks as expressly set forth in this Agreement. All use of the Affymax Trademarks by the GSK Group, and all goodwill associated with such use, shall inure to the benefit of the Affymax Group.

6.
PATENT PROSECUTION AND MAINTENANCE.    Each Party covenants that it will use reasonable efforts to maintain and prosecute the Patents licensed under this Agreement. Each licensor Party in this Agreement agrees to provide reasonable advance notice to the licensee Party in this Agreement before the abandonment of any Patent licensed to the other Party under this Agreement. The foregoing obligations shall apply notwithstanding anything to the contrary Contribution Agreement.

7.
DISCLAIMER.    WITHOUT LIMITING ANY REPRESENTATIONS OR WARRANTIES EITHER PARTY MAY MAKE UNDER THE CONTRIBUTION AGREEMENT, THE ASSET PURCHASE AGREEMENT, OR OTHER AGREEMENTS RELATING TO THE ACQUISITION THE PARTIES HEREBY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED HEREIN, WHETHER IMPLIED OR STATUTORY, WITH RESPECT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.     CONFIDENTIALITY

        8.1.  Confidential Information.    Recipient shall hold all Confidential Information of Discloser in strict confidence and shall not disclose any Confidential Information of Discloser to any third party, other than to (i) its employees, and (ii) academic third parties, contract research organizations, and other parties in a fee-for-service relationship, only with respect to and in accordance with the provisions of Sections 2.1.1, 2.1.3, 2.1.4, 2.1.5, 2.2.5, and 2.2.6, (iii) sublicensees, only with respect to and in accordance with the provisions of Sections 2.1.2, 2.1.3, 2.1.5, 2.2.1, 2.2.2, 2.2.3, 2.2.7 and 2.3, and (iv) third parties with whom Recipient is in good faith discussions relating to entering into any of the relationships contemplated in (ii) or (iii) above. Each third party expressly contemplated and provided for by an applicable Section of this Agreement to which Confidential Information is disclosed will be bound in writing before such disclosure by restrictions regarding disclosure and use of such information comparable to and no less restrictive than those set forth herein. Such agreements shall not restrict the Discloser's rights as set forth in this Agreement in any way. Recipient shall not use any Confidential Information of Discloser for any purpose other than exercising its rights or performing its obligations under this Agreement. Recipient shall take the same degree of care that it uses to protect its own confidential and proprietary information and materials of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information of Discloser. Notwithstanding any other provision of this Agreement, use and disclosure of Confidential Information of Discloser shall not be precluded to the extent Recipient is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, Recipient shall give the Discloser reasonable advance notice of any such disclosure and shall cooperate with Discloser in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of Discloser.

        8.2.  Confidentiality of the Agreement.    This Agreement, including the terms set forth herein, will remain confidential between GSK Group and Affymax Group. It is agreed that the GSK Group and Affymax Group shall have the right to disclose this Agreement, including the terms set forth herein, to (i) tax advisors, accounting firms, legal counsel or similar professional third parties, provided that any such recipient shall be subject to an obligation to keep confidential and not disclose such information, and (ii) investors and other potential strategic partners, provided that any such recipient is bound in writing before such disclosure by restrictions regarding disclosure and use of such information comparable to and no less restrictive than those set forth herein. In addition, and notwithstanding anything to the contrary herein, GSK Group and Affymax Group may disclose this Agreement, including the terms set forth herein, as required to comply with applicable law, regulations, court orders, or tax or securities filings. No public statements, including, but not limited to, speeches, lectures, publications, press releases, advertisements, e-mails and postings on the Internet or World Wide Web, shall be made by GSK Group or Affymax Group concerning this Agreement other than public announcements in accordance with Section 9.1 of this Agreement.

9.     MISCELLANEOUS

        9.1.  Public Announcements.    Any public announcement concerning the terms of this Agreement (except such as may be required to be made by either party to comply with applicable law, regulations, court orders, or tax or securities filings) shall be subject to prior written consent by the other Party. Such consent shall not be unreasonably withheld or delayed by such other Party. Prior to any such public announcement, the Party wishing to make the announcement will submit a draft of the proposed announcement to the other Party in sufficient time to enable the other Party to consider and comment thereon.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        9.2.  Governing Law.    This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

        9.3.  Further Assurances.    From time to time on and after the Effective Date, each Party shall at the reasonable request of another Party (a) deliver to such other Party such records, data or other documents consistent with the provisions of this Agreement, (b) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of license, and (c) take or cause to be taken all such other actions, as such other Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated thereby.

        9.4.  Force Majeure.    Neither Party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such Party's control and without such Party's fault or negligence; provided that the affected Party notifies the unaffected Party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.

        9.5.  Independent Contractors.    The relationship of the Parties established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between the Parties. Neither Party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

        9.6.  Assignment.    The Parties agree that their rights and obligations under this Agreement may not be transferred or assigned, by contract, operation of law or otherwise, to a third party without the prior written consent of the other party hereto, which consent shall not unreasonably be withheld. Notwithstanding the foregoing, either Party may assign this Agreement and any rights or obligations hereunder without consent of the other Party to (i) its Affiliates, and (ii) to the surviving or acquiring entity in connection with any merger, acquisition, sale of assets or other corporate reorganization, provided such, merger, acquisition, sale of assets or other corporate reorganization involves all or substantially all of such party's assets; and provided that any such assignee under (i) or (ii) above agrees in writing to be bound by the terms and conditions of this Agreement. Any assignment not in conformance with this Section 9.6 shall be null, void and of no legal effect.

        9.7.  Notices.    Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

If to GSK:	Greenford Road Greenford Middlesex UB6 OHE United Kingdom Attention: Company Secretariat Facsimile: 44 (0) 20-8423
with a copy to:	GlaxoSmithKline One Franklin Plaza 200 N. 16th Street Philadelphia, PA 19101 Attention: General Counsel Facsimile: 1 (215) 751-3935
If to Affymax: 4001	Miranda Avenue Palo Alto, CA 94304 Attention: President Facsimile: 1 (650) 812-8700

        9.8.  Modification; Waiver.    This Agreement may not be altered, amended or modified in any way except by a writing signed by both Parties. The failure of a Party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver shall be effective unless made in writing and signed by the waiving Party.

        9.9.  Severability.    If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Party. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Party, the Parties shall modify such provision to obtain a legal, valid and enforceable provision and provide an economic benefit to the Parties that most nearly effects the Parties' intent on entering into this Agreement

        9.10. Entire Agreement.    The Parties hereto acknowledge that this Agreement, together with any Exhibits and Schedules attached hereto, set forth the entire agreement and understanding of the Parties hereto as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

        9.11. Ambiguities.    Ambiguities, if any, in this Agreement shall not be construed against any Party, regardless of which Party may be deemed to have authored the ambiguous provision.

        9.12. Headings.    The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        9.13. Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument

        9.14. Effectiveness.    This Agreement, if signed by a duly authorized representative of each Party, shall be effective upon Closing (the "Effective Date").

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective duly authorized representatives.

For Affymax	For GGL
By: /s/ Lori Rafield	By: /s/ Illegible
Name: Lori Rafield	Name:
Title: Acting CEO	Title:
Date: July 27, 2001	By: July 27, 2001
For SBC	For ANV
By: /s/ Illegible	By: /s/ Illegible
Name:	Name:
Title:	Title:
Date: July 27, 2001	By: July 27, 2001
For ATNV	For ARJ
By: /s/ Illegible	By: /s/ Barry C. Ross
Name:	Name: Barry C. Ross
Title:	Title: CEO
Date: July 27, 2001	By: July 27, 2001

SIGNATURE PAGE TO LICENSE AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 1—AFFYMAX TRADEMARKS

Mark	Serial No.	Registration	Applicant	Licensed to AFFYMETRIX BY ATNV	Assignee	Docket No.
AFFYAGRO	76/198014		ATNV
AFFYMAX	74/801630	1,855,403	ATNV
AFFYMAX	74/070875		ATNV			16528X- 004500
COMBICHEM	74/4455533	ATNV
AFFINITY MATRIX	74/070855	ATNV
AFFYAGRO.ORG
AFFYAGRO.NET
AFFYAGRO.COM
AFFYMAX.COM
ARI
AFFYMAX RESEARCH INSTITUTE
LOGO (see Attachment A)
AFFYMAX TECHNOLOGIES N.V.
AFFYMAX, N.V.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT A
TO EXHIBIT 1
AFFYMAX TRADEMARKS

[AFFYMAX LOGO]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 2
Exhibit 2 is intentionally left blank.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 3
Examples of Generic Claims/Claims That Are Not Generic Claims

  A. Examples of Generic Claims:

  •
  Claim 1 of U.S. Pat. No. 6,083,913, reproduced verbatim as follows:

  "1.
  A compound that binds to thrombopieitin receptor, said compound having:

  (1)
  a molecular weight of less than about 8000 daltons, and

  (2)
  a binding affinity to thrombopietin receptor as expressed by an IC50 of no more than about 100 µm."

  •
  Claim 4 of U.S. Pat. No. 6,083,913, reproduced verbatim as follows:

  "4.
  A method for treating a patient suffering from a disorder that is susceptible to treatment with a thrombopoetin agonist, comprising administering to the patient a therapeutically effective dose or amount of a compound of claim 1."

  •
  Claim 12 of U.S. Pat. No. 6,083,913, reproduced verbatim as follows:

  "12.
  The compound of claim 9, wherein said compound comprises a sequence of amino acids (SEQ ID NO:16):

          X8 C X2 X3 X4 X5 X6 X7

      Where X2 is F, K, L, N, Q, R, S, T or V; X3 is C, F, I, L, M, R, S, V or W; X4 is any of the 20 genetically coded L-amino acids; X5 is A, D, E, G, K, M, Q, R, S, T, V, or Y; X6 is C, F, G, L, M, S, V, W, or Y; X7 is C, G, I, K, L, M, N, R or V; and X8 is any of the 20 genetically coded amino acids."

  •
  Claim 9 of U.S. Pat. No. 5,932,546, reproduced verbatim as follows:

  "9.
  The compound of claim 8, wherein X7 is E, G, L, R, S, or T; and X8 is E, G, R, or S.

  B. Examples of claims that are not Generic Claims:

  •
  Claim 23 of U.S. Pat. No. 6,083,913, reproduced verbatim as follows:

  "23.
  The method of claim 22, wherein said compound that is administered to the patient comprises a sequence of amino acids (SEQ ID NO:15) G G C T L R E W L H G G F C G G."

  •
  Claim 14 of U.S. Pat. No. 6,083,913, reproduced verbatim as follows:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    "14.
    The compound of claim 12, wherein said compound comprises a sequence of amino acids (SEQ ID NO:15) G G C T L R E W L H G G F C G G."

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 4
Exhibit 4 is intentionally left blank.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 5
Exhibit 5 is intentionally left blank.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 6
Systemix Exhibits

  A. Exhibit A of Systemix Agreement

  Exhibit A of the Systemix Agreement reads in its entirety as follows:

"EXHIBIT A: LICENSED PATENT RIGHTS

For the purposes of this Agreement, "Licensed Patent Rights" shall be defined as the following Patents and Applications:

Case No.	Serial No.	Filing Date	Status
[*]	[*]	June 7, 1996	National Phase in EPO, Eurasian Patent Office, US, Australia, Brazil, Canada, China, the Czech Republic, Hungary, Israel, Japan, South Korea, Mexico, New Zealand, Norway, Poland, Singapore, Turkey
[*]	[*]	December 11, 1996	Allowed. Issue Fee paid.
[*]	[*]	December 9, 1997	Chapter II elected.

"Patent," "Patents," "Patent Application," or "Patents and Applications" refer to issued U.S. Patents, pending and abandoned U.S. patent applications, to any provisional, division, renewal continuation in whole or in part, substitution, conversions, reissue, reexamination, prolongation or extension thereof, to all foreign counterparts (including patent, utility model, and industrial designs), and to any Letters Patent and Registrations which may hereafter be granted on any of the foregoing in the United States and all countries throughout the world."

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  B. Exhibit B of Systemix Agreement:

        Exhibit B of the Systemix Agreement reads in its entirety as follow:

"EXHIBIT B: Definition of [*], [*] and [*]

1.
Definition of [*]

  [*]

2.
Definition of [*]

  [*]

3.
Definition of [*] (for purposes of Exhibit C)

  [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

  C. Exhibit C of Systemix Agreement

        Exhibit C of the Systemix Agreement reads in its entirety as follows:

"EXHIBIT C: Licensed Technology

1.
100 mg of [*]

GWC shall provide to SyStemix:

a.
100 mg of [*] intermediate for ex vivo clinical use in four vials containing 25 mg each. Such quantities shall satisfy the specifications set forth in the Agreement. (50 mg of the 100mg were provided to SyStemix under the Material Transfer Agreement dated May 3, 1999 between SyStemix and Glaxo Wellcome, Inc.)

b.
Copies of GWC's manufacturing documentation used by GWC for synthesis and purification of [*].

c.
Copies of GWC's documentation of analytical test methods used by GWC and the test results obtained for [*].

Furthermore,

d.
GWC shall allow SyStemix' representative to review the analytical data generated by or for GWC pertaining to [*] in order to verify results.

2.
Cell line and related information

    For use in testing the functional activity of the [*] binding peptides:

  •
  Sample of [*] (with [*]) cell line and [*] untransduced cell line, quantity of 5 X 10E6 each, frozen

  •
  Copies of GWC's documentation of culture conditions for cell lines and methods for [*]

  •
  A sample of standard used in [*], if available

3.
All data relevant to the physical, biological and toxicological characterization of [*] and [*].

4.
[*] Toxicology Data

GWC shall provide to SyStemix copies of all toxicology reports on [*] for internal use by SyStemix. If all or a portion of such reports are required to be filed by the FDA or foreign counterpart agency for clinical use of [*], SyStemix will obtain GWC's prior written consent prior to such filing, such consent not to be unreasonably withheld or delayed. [*] is defined on Exhibit B."

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.